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                                                                 EXHIBIT 10.172

                                   AMENDMENT
           TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN
          CAPITAL GAMING INTERNATIONAL, INC. AND WILLIAM S. PAPAZIAN

                                Amendment No. 1
                                ---------------

                  This Amendment No. 1 is made as of this 28th day of May, 1997, to the Amended and Restated Employment Agreement (the "Employment Agreement") between Capital Gaming International, Inc. (the "Company") and William S. Papazian (the "Employee") dated May 17, 1996.

                              W I T N E S S E T H

                  WHEREAS, the Corporation and the Employee desire to amend the Employment Agreement as follows, as permitted under Section 15(f) of the Employment Agreement:

                  1. The first sentence of Section 1 of the Employment Agreement is hereby amended, to read in its entirety as follows:

                  Unless terminated earlier as herein provided, the Term of the Employee's employment with the Company hereunder shall commence on the date hereof and shall end on the third anniversary of the effective date of the Company's Plan of Reorganization in the Company's chapter 11 case, Case Number 96-19829 ("Plan of Reorganization"); provided, however, that this Agreement and the Term of the Employee's employment with the Company hereunder shall automatically be extended for one year commencing on the third anniversary of the effective date of the Plan of Reorganization and on each successive one year anniversary after the third anniversary unless the Employee or the Company shall have given written notice to the other at least ninety (90) days prior to such anniversary that the Term shall expire at the end of the current three year or one year Term, as applicable.

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                  2. Section 9(d)(iii) of the Employment Agreement is hereby amended, to read in its entirety as follows:

                  In the event of any Termination Without Cause, the Employee shall be entitled to and the Company shall be obligated to pay the Employee a lump sum severance payment of $600,000.

                  3. The second sentence of Section 9(f) of the Employment Agreement is hereby amended, to read in its entirety as follows:

                  In the event of Voluntary Termination, the Employee is entitled to payment equal to one year Salary, payable in twelve (12) equal monthly installments and in consideration of such payments, the Employee consents and covenants to use his good faith best efforts to effectuate a transition of new management in a manner which maintains the then existing Indian gaming management agreements, or at the option of the Company, effectuate a run-off of the then existing Indian gaming management agreements and tribal loans for as long as necessary after such resignation, but in no event more than twelve (12) months. As used herein, the term "best efforts" shall not require the Employee to incur nonreimbursable business expenses and shall not require that the Employee be employed exclusively by the Company.

                  4. A new Section 15(o) shall be added to the Employment Agreement to read in its entirety as follows:

                  Plan of Reorganization Distributions. Notwithstanding anything to the contrary in the Plan of Reorganization, all distributions of cash and New Secured Notes to be made to the Employee under Section 6.4 of the Plan of Reorganization prior to the Compliance Date shall be deferred until and shall become payable on the Compliance Date; provided, however, that in the event the Compliance Date occurs after June 1, 1997, the Employee shall be deemed to have irrevocably waived his entitlement to his share of New Secured Notes under Section 6.4 of the Plan of Reorganization; provided, further, however, that in the event the Compliance Date does not occur prior to the one year anniversary of the effective date of the Plan of

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                  Reorganization, Employee shall be deemed to have waived
                  irrevocably his entitlement to his share of the $250,000 cash payment provided for in Section 6.4 of the Plan of Reorganization. Notwithstanding the occurrence of the Compliance Date, such distributions under the Plan of Reorganization shall not be made if, on or before the Compliance Date, the Bankruptcy Court shall have entered an order, at the request of the Advisory Committee,2 staying such distributions for cause; in the event the Bankruptcy Court stays any such distributions, the distributions shall be delayed only during the existence of such stay. The term "Compliance Date," as used herein, shall mean the later to occur of (i) the 20th day after the Debtor complies in all material respects with the information requests contained in Paul Silverstein's letter to William S. Papazian dated March 11, 1997, and (ii) the appointment of a suitable Chief Financial Officer (recognizing the Reorganized Debtor's financial condition and prospects), with the approval of the Advisory Committee, which approval shall not be unreasonably withheld.

                  5. A new Section 15(p) shall be added to the Employment Agreement to read in its entirety as follows:

                  Employee Loans. So long as Employee is not in default of the provisions of this Employment Agreement, as soon as practicable but in no event later than thirty (30) days after receipt of a written request by Employee, the Company shall be obligated to make a loan to Employee in an amount not to exceed the Employee's then unpaid share of the $250,000 cash payment referred to in Section 6.4 of the Plan of Reorganization (the "Employee Loan"). Any such Employee Loan shall be unsecured, accrue interest at the rate of six (6%) percent per annum and mature on the earlier to occur of: (i) the date the Employee is entitled to receive his share of the $250,000 cash payment provided for in section
                  6.4 of the Plan of the Plan of Reorganization; and (ii) the one year anniversary of the effective date of the Plan of

2 The term "Advisory Committee" as used herein shall have the same meaning as such term has in the Company's plan of reorganization, as confirmed by order of the United States Bankruptcy Court for the District of New Jersey on or about March 19, 1997.

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                  Reorganization. The Company's obligations to make cash
                  payments to Employee under section 6.4 of the Plan of Reorganization shall be offset against any amounts payable as interest or principal under any then outstanding Employee Loan.



                  The Employment Agreement, except as herein amended, is hereby ratified, conformed and approved in all respects.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment No. 1 to the Employment Agreement as of 28th day of May, 1997.

                                     CAPITAL GAMING INTERNATIONAL, INC.



                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:



                                     EMPLOYEE


                                     By:
                                        ----------------------------------------
                                              William S. Papazian